UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): JULY 29, 2009

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2009, Natural Alternatives International, Inc. (“NAI”) and its wholly owned subsidiary, Real Health Laboratories, Inc. (“RHL”), entered into an Asset Purchase Agreement with PharmaCare US Inc. and PharmaCare Laboratories Pty Ltd. (collectively, the “Buyers”) for the sale of substantially all of the remaining assets of RHL related to its wholesale and direct-to-consumer business, with the exception of the Pathway to Healing® product line (the “Asset Purchase Agreement”). The sale closed on July 31, 2009 for a cash purchase price of $500,000. The purchase price is subject to certain post-closing adjustments based on a final accounting of the value of the inventory sold to the Buyers at the closing. As additional compensation, RHL may receive up to an additional $500,000 from the Buyers as a conditional earn-out if the RHL business acquired by the Buyers meets or exceeds certain budgeted profitability criteria during the period August 1, 2009 through July 31, 2010. NAI provided a guarantee of RHL’s indemnity obligations under the Asset Purchase Agreement, which potential liability is capped at the amount of the purchase price paid by the Buyers to RHL. RHL has agreed to provide certain transition services and support to the Buyers for a period of up to six months and will receive an amount equal to $9,000 per month for such services.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Pursuant to the terms of the Asset Purchase Agreement, the Buyers assumed all of the obligations of RHL from and after the closing of that certain Patent License Agreement by and between Unither Pharma, Inc. and RHL dated May 1, 2002, which agreement was assigned by RHL to, and assumed by, the Buyers at the closing. A copy of this agreement was previously filed as Exhibit 10.6 of NAI’s Current Report on Form 8-K dated December 5, 2005 and filed with the commission on December 9, 2005.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 above is hereby incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information.

As of the last business day of its most recent second fiscal quarter, NAI met the requirements of a smaller reporting company. As a result, pursuant to Rule 8-05 of Regulation S-X, no pro forma financial information related to the sale of the assets of RHL described in Item 1.01 is presented.

(d)	Exhibits.

10.1	Asset Purchase Agreement by and between NAI, RHL and the Buyers dated July 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: August 4, 2009	By:	/s/ Mark LeDoux
Mark LeDoux
Chief Executive Officer